UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 30, 2008

THE DIRECTV GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Arrangements with Chief Financial Officer

On October 30, 2008, the Board of Directors of The DIRECTV Group, Inc. (the “Company”) approved the promotion of Patrick T. Doyle from Senior Vice President to Executive Vice President; Mr. Doyle continues as Chief Financial Officer of the Company.  Also on October 30, 2008, the Compensation Committee of the Board of Directors of the Company approved an employment agreement with Mr. Doyle,  the material terms of which are summarized below.  Mr. Doyle has been Senior Vice President of the Company since February 2004 and Chief Financial Officer since October 2007.

Term. The term of Mr. Doyle’s employment agreement is from October 30, 2008 through December 31, 2011 (the “Term”).

Base Salary. Mr. Doyle’s base salary shall be increased to $600,000 effective January 1, 2009, and is subject to an annual increase for each calendar year on or after January 1, 2010 generally commensurate with other senior executives of the Company with the actual salary increase for any year to be subject to the approval of the Compensation Committee if required under applicable Company policies.

Annual Cash Bonus. Mr. Doyle is eligible to receive an annual performance bonus, payable in cash, with a target bonus to be established as a percentage of his base salary. The actual amount of this bonus will be determined annually based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by the Compensation Committee if required under applicable Company policies.  Mr. Doyle’s current target bonus is 65% of his base salary.

Equity Compensation. Mr. Doyle shall receive, subject to the approval of the Compensation Committee if required under applicable Company policies, equity compensation, (e.g., options or restricted stock units) appropriate to his position in the Company and generally commensurate with grants to other senior executives of the Company.  The annual equity grant is expected to have a fair market value at least equal to Mr. Doyle’s base salary.   Mr. Doyle had previously received his equity grant for 2008 and the next equity grant under his employment agreement is expected to be awarded in February 2009.

Termination. If Mr. Doyle’s employment terminates due to his death, his estate or beneficiaries are entitled to base salary through the date of termination and pro-rated portion of the annual bonus, based on the bonus paid for the fiscal year immediately preceding the date of termination, and other or additional benefits in accordance with applicable plans and programs of the Company.

If Mr. Doyle’s employment terminates due to disability, he is entitled to base salary through the date of termination and pro-rated portion of the annual bonus, based on the bonus paid for the fiscal year immediately preceding the date of termination, until the earlier of the end of such disability and the end of the Term, continued participation in medical, dental, hospitalization and life insurance coverage and in all other employee plans and programs in which he was participating on the date of termination, and other or additional benefits in accordance with applicable plans and programs of the Company.

If Mr. Doyle’s employment is terminated for cause (as defined in his agreement), he is only entitled to base salary and accrued vacation (if any) through the date of termination.

If Mr. Doyle’s employment is terminated for any other reason prior to the expiration of the Term, he is entitled to base salary through the date of termination and pro-rated portion of the target bonus for the calendar year in which his employment is terminated, subject to Section 162(m) of the Internal Revenue Code (“IRC”), payment of a severance amount equal to one (1) time his then current base salary and target bonus, vesting of equity awards as if he had remained employed through the end of the calendar year in which his employment is terminated or, if terminated in December of a year, for one additional calendar year, subject to the other terms and conditions of the applicable equity awards. Also, he is entitled to continued participation in Company-sponsored medical plans in which he was participating on the date of termination of employment, through either (a) the longer of the end the Term or 12 months from date of termination of employment, or (b) until he receives coverage through another employer, whichever occurs first. Mr. Doyle shall be entitled to these benefits also in the case of any adverse change in the scope of job responsibilities or reporting relationship or a change in the principal place of employment from El Segundo, California, in each case without his consent. All payments described in this paragraph are subject to IRC Section 409A and would require execution by Mr. Doyle of a release agreement in the Company’s customary form or otherwise acceptable to the Company.

In the event that the Company adopts a severance plan applicable to comparable executives which provides for payment or benefits which are more favorable to executives than the provisions of the employment agreement, then Mr. Doyle will be entitled to the more favorable payments or benefits, subject to the terms and conditions of such plan.

Noncompetition and Confidentiality. Mr. Doyle agrees to abide by the provisions of the Company’s Code of Ethics and Business Conduct during the Term. He has agreed not to compete with the Company during the Term and for 12 months thereafter and has also agreed, during the Term and for one year thereafter, not to induce or attempt to induce any managerial, legal, human resources, sales or supervising employee of the Company or its affiliates to render services to any other person, firm or corporation. In consideration for and subject to Mr. Doyle’s compliance with this commitment, if his employment terminates for reasons other than cause, death or disability, Mr. Doyle will be entitled to an amount equal to the sum of his base salary and target bonus at the date of termination of employment, less applicable tax withholdings, such payment to be made on the first anniversary of employment termination. Further, Mr. Doyle is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

A copy of Mr. Doyle’s employment agreement is attached to this report as Exhibit 10.1. The description of the employment agreement in this report is qualified in its entirety by reference to the applicable document.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement dated as of October 30, 2008, between Patrick T. Doyle and The DIRECTV Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: November 5, 2008	By: /s/ LARRY D. HUNTER
Name: Larry D. Hunter
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement dated as of October 30, 2008, between Patrick T. Doyle and The DIRECTV Group, Inc.